Exhibit 3.349
ARTICLES OF INCORPORATION
OF
QHG GEORGIA HOLDINGS, INC.
The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Georgia Business Corporation Code.
I. The name of the corporation (hereinafter called the “Corporation”) is QHG Georgia Holdings, Inc.
II. The number of shares which the Corporation is authorized to issue is One Thousand (1,000) shares of common stock, par value of $1.00 each.
III. The street address of the initial registered office of the Corporation is 3761 Venture Drive, Suite 260, Gwinnett County, Duluth, GA 30096.
The name of the initial registered agent of the Corporation at the said registered office is HIQ Corporate Services, Inc.
IV. The name and address of the incorporator are:

NAME	ADDRESS

Gayle Jenkins	103 Continental Place
Brentwood, TN 37027
V. The mailing address of the initial principal office of the Corporation is: 103 Continental Place, Brentwood, TN 37027.
VI. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented.
VII. The duration of the Corporation shall be perpetual.
Signed on 4/21/98
/s/Gayle Jenkins
Gayle Jenkins
Incorporator

PARANET CORPORATION SERVICES, INC.
3761 Venture Drive, Suite 260
Duluth, Georgia 30096
770-497-9977 800-277-9977
Fax: 800-815-0477
April 22, 1998
Secretary of State
Corporations Division
2 Martin Luther King Jr. Dr., Ste 315
Atlanta, Georgia 30334
RE: QHG GEORGIA HOLDINGS, INC.
Dear Pam/Vanessa:
To effectuate the filing of Articles of Incorporation on an EXPEDITED BASIS, we deliver to you the following documents:
1.	An original plus one copy of the Articles

2.	Transmittal information form

3.	A check for $160.00
If there are any questions or problems with the filing, please contact me. Thank you for your assistance in this matter.
Very truly yours,
/s/Vicki Jackson
Vicki Jackson

CORPORATIONS DIVISIONS
Suite 315, West Tower
2 Martin Luther King Jr., Drive
Atlanta, Georgia 30334-1530
(404) 657-1375
TRANSMITTAL INFORMATION FOR GEORGIA
PROFIT OR NONPROFIT CORPORATIONS
DO NOT WRITE IN SHADED AREA — SOS USE ONLY

DOCKET # 981120700	PENDING CONTROL # P226149	CONTROL # 9815327
Docket Code 311	Corporation Type DP
Date Filed 4/22/98	Amount Received $160
Jurisdiction (County)	Code Cobb County 67
Examiner 45		Date Completed:
NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM. INSTRUCTIONS ARE ON THE BACK OF THIS FORM.

1.	981110543

	Corporate Name Reservation Number

	QHG Georgia Holdings, Inc

	Corporate Name (exactly as
	appears on name reservation)

2.	Gayle Jenkins		615/371-7979

	Applicant/Attorney		Telephone Number

	103 Continental Place

	Address

	Brentwood	TN	37027

	City	State	Zip Code

3.	NOTICE: THIS FORM DOES NOT REPLACE THE ARTICLES OF INCORPORATION. MAIL OR DELIVER DOCUMENTS AND THE SECRETARY OF STATE FILING FEE TO THE ABOVE ADDRESS. DOCUMENTS SHOULD BE SUBMITTED IN THE FOLLOWING ORDER. (A COVER LETTER IS NOT REQUIRED.)

1. FORM 227 — TRANSMITTAL FORM (ATTACH SECRETARY OF STATE FILING FEE OF $60.00 TO THIS FORM) FEES ARE NON-REFUNDABLE.

2. ORIGINAL ARTICLES OF INCORPORATION

3. ONE COPY OF ARTICLES OF INCORPORATION

I understand that the information on this form will be entered in the Secretary of State business registration database. I certify that a Notice of Incorporation or a Notice of Intent to Incorporate with a publishing fee of $40.00 has been or will be mailed or delivered to the authorized newspaper as required by law.

/s/ Gayle Jenkins	April 21, 1998

Authorized Signature	Date

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